FOR IMMEDIATE RELEASE
CONTACT:          Roy Estridge. EVP/CFO

Valley Commerce Bancorp

(559) 622-9000

Valley Commerce Bancorp Announces 5% Stock Dividend

VISALIA, Calif., May 16, 2007 -- At Valley Commerce Bancorp’s annual meeting held May 15, 2007, Walter Dwelle, Chairman of the Board, announced a 5% stock dividend will be issued to shareholders in mid-June.  The stock dividend will be provided to shareholders of record as of June 6, 2007.  It is the eighth stock dividend issued by the Company.

Valley Commerce Bancorp is the parent company of Valley Business Bank which operates branch offices in Visalia, Woodlake, Tipton, and Fresno, and a loan production office in Tulare.

Also at the shareholders’ meeting, the following persons were elected to the board of directors:  David B. Day, Walter A. Dwelle, Thomas A. Gaebe, Donald A. Gilles, Philip R. Hammond, Jr., Russell F. Hurley, Fred P. LoBue, Jr., Kenneth H. Macklin, and Barry R. Smith.

OTHER INFORMATION:  Valley Commerce Bancorp stock trades on NASDAQ’s Over The Counter Bulletin Board under the symbol VCBP.  Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996 under the name Bank of Visalia. Valley Business Bank operates through Business Banking Centers in Visalia and Fresno and has branch offices in Woodlake and Tipton.  The Bank also operates a loan production office in Tulare.  Additional information about Valley Business Bank is available from the Bank’s website at http://www.valleybusinessbank.net.

FORWARD-LOOKING STATEMENTS:  In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp’s future financial results, business prospects and business developments.  Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations.  The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.  For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.